UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 15, 2007 Date of Report (Date of earliest event reported)

NYSE Euronext, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-137506	20-5110848
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

11 Wall Street
New York, New York		10005
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 656-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

     On February 15, 2007, NYSE Group, Inc. and Euronext N.V. issued a press release announcing that NYSE Euronext, Inc., through its indirectly owned subsidiary NYSE Euronext (Holding) N.V., will commence an exchange offer on February 15, 2007 for all of the outstanding shares of Euronext. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

     The standard offer consideration that Euronext shareholders will receive for each Euronext share that they tender in the exchange offer is €21.32 in cash, without interest, and 0.98 of a share of NYSE Euronext common stock. In lieu of receiving this standard consideration, Euronext shareholders have the right to elect to receive for each of their tendered Euronext shares:

•	1.2633 shares of NYSE Euronext common stock (which is referred to as the stock election); or

•	€95.07 in cash, without interest (which is referred to as the cash election).

     The stock election and cash election are subject to proration and allocation to ensure that the total amount of cash paid, and the total number of shares of NYSE Euronext common stock issued, in the offer will equal the total amount of cash and number of shares that would be paid and issued if all tendering Euronext shareholders received the standard offer consideration.

     The exchange offer will close on March 21, 2007, unless it is extended, and the settlement and delivery of the exchange offer, as well as the admission of the NYSE Euronext common stock on Euronext Paris and on the NYSE, is expected to take place on April 4, 2007.

     The French offering materials, which include NYSE Euronext’s French offer document (note d’information registered under No.07-018 on January 18, 2007)), Euronext’s French response document (note en réponse registered under No.07-019 on January 18, 2007), NYSE Euronext’s French registration statement (document de base registered under No.I.06-184 on November 30, 2006) and the two separate updates on the characteristics of NYSE Euronext and Euronext dated February 14, 2007, have been filed with the French Autorité des marchés financiers (or the AMF) in France and are available on the AMF’s website at www.amf-france.org or on Euronext’s website at www.euronext.com.

     The U.S. offering materials, which include NYSE Euronext’s registration statement on Form S-4 (Registration No. 333-137506) filed with the U.S. Securities and Exchange Commission (or the SEC) and a related prospectus that will be filed with the SEC, will be available on the SEC’s website at www.sec.gov and on www.nyse.com. U.S. holders of Euronext shares should read the prospectus when it becomes available, as opposed to the French offering materials.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 15, 2007, announcing commencement of exchange offer for Euronext shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE EURONEXT, INC.

Dated: February 15, 2007	By: /s/ Rachel F. Robbins ______________
Name: Rachel F. Robbins
Title: Executive Vice President and General Counsel

Additional Information About the Pending Transaction

In connection with the proposed business combination transaction between NYSE Group and Euronext, a newly formed holding company, NYSE Euronext, has filed with the SEC a Registration Statement on Form S-4 (File No. 333-137506) (the “Form S-4”) that includes a form of proxy statement of NYSE Group, shareholder circular of Euronext, and exchange offer prospectus, each of which constitutes a prospectus of NYSE Euronext. The parties have filed other publicly available relevant documents concerning the proposed transaction with the SEC. The SEC declared the Form S-4 effective on November 27, 2006. A final version of the exchange offer prospectus will be filed with the SEC in connection with the launch of the exchange offer.

U.S. HOLDERS OF EURONEXT SHARES ARE URGED TO READ THE EXCHANGE OFFER PROSPECTUS THAT WILL BE FILED WITH THE SEC BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE EXCHANGE OFFER.

You may obtain a free copy of the Form S-4, the final proxy statement/prospectus, the final shareholder circular prospectus, and, when such document becomes available, the final exchange offer prospectus and other related documents filed by NYSE Group and NYSE Euronext with the SEC at the SEC’s Web site at www.sec.gov. The final proxy statement/prospectus, final shareholder circular/prospectus and, when it becomes available, the final exchange offer prospectus and the other documents may also be obtained for free by accessing NYSE Group’s Web site at www.nyse.com.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.